EYESITE.COM, INC.
                   2925 LBJ FREEWAY, SUITE 188
                       DALLAS, TEXAS 75234
                          972/620-7895
                          972/620-2431
                         www.eyesite.com


December 27, 1999



Dr. Gary Edwards
1329 Lusitana Street
Suite 806
Honolulu, Hawaii 96813

RE:     Asset Purchase Agreement by and between Eyesite.com,
        Inc., a Delaware corporation, and Gary Edwards, M.D., an individual, dated December 22, 1999 (the "Asset Purchase
        Agreement")

Dear Dr. Edwards:

     This letter, when executed by both you and Eyesite.com, Inc., shall have the effect of amending the terms of the Asset
Purchase Agreement as follows:

     Section 1.2(a) shall be deleted in its entirety and shall be substituted by:

     (a) The total consideration to be paid by Buyer to Seller (the "Purchase Price") for all of the Assets purchased hereunder shall be equal to cash in the aggregate amount of Fifty Thousand and No/100 Dollars ($50,000.00), payable in six (6) equal monthly installments, the first of which shall be paid at Closing. A portion of the Purchase Price shall be payable at or before Closing by (a) delivery by Buyer of one or more certified checks or wire transfers drawn on Buyer's bank account of an amount not to exceed Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33), payable to Seller, and (b) assumption of certain obligations of Seller as set forth specifically on
Schedule 1.1(c) hereto. The Seller also agrees to provide 36 months of web-site consulting services to the Buyer, at thirty-five hours per month at $200.00 per hour. As an inducement to enter into the 36 month contract, upon completion of the first five months of thirty five hours per month of web-site consulting services to the Buyer, the Buyer shall issue to the Seller or Seller's designee, the greater of Five Hundred Thousand (500,000) shares of Buyer's founders' common stock, or ten percent (10%) of Buyer's then-outstanding founders' common stock as of the date of Closing.


Dr. Gary Edwards
December 27, 1999
Page Two


     All other terms and conditions of this Asset Purchase
Agreement shall remain in full force and effect.

Sincerely,

EYESITE.COM, INC.  (BUYER)


/s/ G.W. FLINN
---------------------
G.W. Flinn, President



AGREED AND ACCEPTED this 28th day of December, 1999 by:

SELLER:


/s/ GARY EDWARDS, M.D.
----------------------
Gary Edwards, M.D.